EXHIBIT 10.33


   FORM OF EMPLOYMENT AGREEMENT, AS AMENDED, BETWEEN MID AMERICA BANK FSB AND
               ALLEN KORANDA, KENNETH KORANDA AND JERRY WEBERLING


         The attached Employment Agreement dated April 19, 1990, as amended, between Mid America Bank and Allen Koranda is substantially identical in all material respects (except as otherwise noted below) with the other contracts listed below which are not being filed. By action of the Board of Directors of Mid America Bank, fsb, the term of each of these agreements has been extended to December 31, 2007.

         Parties to Employment Agreement:

         Mid America Bank and Kenneth Koranda(1)

         Mid America Bank and Jerry A. Weberling(1)


------------------
(1) Section 3(a) of the Employment Agreements provide for minimum annual salaries subject to annual review. Based on the recommendation of the Administrative/Compensation Committee, the Board of Directors has set annual salaries for 2005 of $421,000, $421,000 and $291,000 for Messrs.
        A. Koranda, K. Koranda and J. Weberling, respectfully.

                        MID AMERICA FEDERAL SAVINGS BANK

                              EMPLOYMENT AGREEMENT

     This AGREEMENT is made effective as of April 19, 1990 by and between Mid America Federal Savings Bank (the "Bank"), a corporation organized under the laws of the United States, with its principal administrative office at 55th & Holmes Streets, Clarendon Hills, Illinois, and Allen H. Koranda ("Executive"). Any reference to "Holding Company" herein shall mean MAF Bancorp, Inc. or any successor thereto.

     WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

      During the period of his employment hereunder, Executive agrees to serve as Chairman of the Board of Directors and Chief Executive Officer of the Bank. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive as Chief Executive Officer or failure to nominate Executive to the Board of Directors or failure to elect the Executive as the Chairman of the Board if elected as a director without the consent of the Executive shall constitute a breach of this Agreement.

2. TERMS AND DUTIES.

      (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of sixty (60) full calendar months thereafter. Commencing on the third anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall automatically renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten (10) days and not more than twenty (20) days prior to such anniversary date, that his employment shall cease at the end of twenty-four (24) months following the next anniversary date.

      (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that with the approval of the Board of Directors of the Bank ("Board"), as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3. COMPENSATION AND REIMBURSEMENT.

      (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $239,000 per year ("Base Salary"). Such salary shall be payable semi-monthly. During the period of this Agreement, Executive's salary shall be reviewed at least annually; the first such review will be made no later than December 31, 1990. Such review shall be conducted by a Committee designated by the Board, and such Committee may increase said salary. In addition to the salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.
      (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including retirement plans, pension plans, profit-sharing plans, deferred compensation plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

      (c) In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4. PAYMENTS TO EXECUTIVE UPON TERMINATION OF EMPLOYMENT.

      The provisions of this Section shall in all respects be subject to the terms and conditions stated in
Sections 8 and 15.

      (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:(i) the termination by the Bank or the Holding Company of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof or for Cause, as defined in Section 8 hereof; (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect Executive as the Chief Executive Officer or failure to nominate or renominate Executive to the Board of Directors or failure to elect or reelect Executive as Chairman of the Board if elected as a director, (B) material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, (and any such material change shall be deemed a continuing breach of this Agreement), (C) liquidation, dissolution, consolidation, or merger of the Bank or the Holding Company in which the Bank or the Holding Company is not the resulting entity, or transfer of all or substantially all of the assets of the Bank or Holding Company in which the Bank or Holding Company is not the resulting entity, or (D) breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C) or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

      (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of three (3) times the average of the three (3) preceding years' Base Salary paid to the Executive or the salary payable to the Executive for the remaining term of this Agreement; provided, however, that if the Bank is not in compliance with its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. At the discretion of the Executive, such payments shall be made in a lump sum immediately upon the occurrence of an Event of Termination subject to only the proviso above or paid monthly during the thirty-six (36) months following the Executive's termination.

      (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the earlier of Executive's employment by another employer or thirty six (36) months.

      (d) On an annual basis on January 2, or if January 2 is not a regular business day, then on the next such regular business day, of each year, Executive shall elect whether, in the event amounts are payable under Section 4(b) hereof, such amounts shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

5. CHANGE IN CONTROL.

     (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Holding Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Bank or Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Holding Company occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or Holding Company.

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board of the Bank or the Holding Company has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal), unless such termination is because of his death, disability or for cause. Upon the Change in Control, Executive shall have the right to elect to terminate his employment with the Bank at any time during the term of this Agreement.

     (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average of the three (3) preceding years' Base Salary paid to the Executive. At the discretion of the Executive, such payment may be made in a lump sum immediately upon a Change in Control and termination of employment of Executive or paid monthly during the thirty-six (36) months following the Executive's termination.

     (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or upon the expiration of thirty-six (36) months.

     (e) Upon the occurrence of a Change in Control, the Executive will have such rights as specified in the Holding Company's Incentive Stock Option Plan or any other employee benefit plan with respect to options and such other rights as may have been granted to Executive under such plans.

     (f) Upon the occurrence of a Change in Control, the Executive will be entitled to the benefits under the Bank's Management Recognition and Retention Plans.

     (g) Notwithstanding the preceding paragraphs of this Section 5, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under 280G of the Code or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 5 shall be determined by the Executive. In the event that Executive receives the Non-Triggering Amount pursuant to this paragraph (g) and it is subsequently determined by the Internal Revenue Service or judicial authority that Executive is deemed to have received an amount in excess of the Non-Triggering Amount, the Bank shall pay to Executive an amount equal to the value of the payments or benefits in excess of the Non-Triggering Amount he is so deemed to have received.

     (h) On an annual basis on January 2, or if January 2 is not a regular business day, then on the next such regular business day, of each year, Executive shall elect whether, in the event amounts are payable under Section 5(c) hereof, such amounts shall be paid in a lump sum or on a pro rata basis pursuant to such section. Such election shall be irrevocable for the year for which such election is made.

6. TERMINATION FOR DISABILITY.

     (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Bank on a full-time basis for six (6) consecutive months, and within thirty (30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Bank or the Holding Company may terminate Executive's employment for "Disability."

     (b) The Bank will pay Executive, as disability pay, a monthly payment equal to the greater amount of three-quarters (3/4) of Executive's monthly rate of Base Salary on the effective date of such termination or $14,937.50. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the normal age of retirement; or (iv) Executive's death. Notwithstanding any other provision to the contrary, the Bank may apply any proceeds from disability income insurance for Executive which was paid for by the Bank as partial satisfaction of its obligation under this Section. The disability payments will be in addition to any benefit payable from any qualified or non-qualified retirement plans, stock benefit plans or other programs maintained by the Bank.

     (c) The Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the normal age of retirement, or (iv) the Executive's death.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7. TERMINATION UPON RETIREMENT.

      Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party. In addition, the Bank will cause to be continued health coverage substantially identical to the coverage maintained by the Bank for Executive prior to his Retirement until his death.

8. TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and- desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9. NOTICE.

     Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto.

     For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

10. POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

11. NON-DISCLOSURE.

     Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12. SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, if such amounts due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

13. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring of Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

14. NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

15. MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for such term or condition for the future of as to any act other than that specifically waived.

16. REQUIRED PROVISIONS.

     (a) The Bank may terminate the Employee's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

     (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC 1818(e)(3)) or 8(g) (12 USC 1818(g)) of the Federal
Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e) (12 USC (S) 1818(e)) or 8(g) (12 USC (S) 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x) (12 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Federal Deposit Insurance Corporation, at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC (S) 1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) by the Office of Thrift Supervision ("OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

17. SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18. HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19. GOVERNING LAW.

     This Agreement and its validity, interpretation, performance and enforcement shall be governed by the Federal law.

20. ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

21. PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, which payments are guaranteed by the Holding Company pursuant to Section 12 hereof.

22. INDEMNIFICATION.

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Bank, if such action is brought against Executive in his capacity as a officer or director of the Bank. However, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

                                   SIGNATURES.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Agreement, on the 19th day of April, 1990.



ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

/s/ Carolyn Pihera                       By:   /s/   Kenneth Koranda
-------------------------------               ----------------------------------
Secretary                                      President


(SEAL)

WITNESS

/s/ Mary Hanna                                /s/ Allen Koranda
-------------------------------               ----------------------------------
                                               Executive

                AMENDMENT TO EMPLOYMENT AGREEMENT OF ALLEN KORANDA
                --------------------------------------------------

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Allen Koranda dated April 19, 1990 (the "Agreement") by adding the following two new sentences to the end of Section 5(a) of the Agreement:

However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. Section
574)(the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i),
(ii) or (iii)(a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied, and thus a change in control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 28, 1990.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Secretary                                President


                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------

               AMENDMENT TO EMPLOYMENT AGREEMENT OF ALLEN KORANDA

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Allen Koranda dated April 19, 1990, as amended, (the "Agreement"), by adding a new sentence after the first sentence of Section 1 of the Agreement as shown below, and by revising Section 2(a) to read as shown below, both such amendments to be effective as of the date shown below.

(Add after first sentence of Section 1)

The Executive shall render administrative and management services to the Bank such as are customarily performed by persons in a similar executive capacity.

(Revised Section 2(a))

2. TERMS AND DUTIES

(a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of sixty (60) full calendar months thereafter. Commencing on the third anniversary date of this Agreement, and continuing at each anniversary date thereafter, the board of directors of the Bank ("Board") may extend the Agreement an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. In the event the Executive chooses not to renew the Agreement for an additional period, the Executive shall provide the Bank with written notice at least ten (10) days and not more than twenty (20) days prior to such anniversary date. If either the Bank or the Executive chooses not to renew the Agreement, the Executive's employment shall terminate at the end of the remaining term of the Agreement.

In WITNESS WHEREOF, the parties hereto have executed this Amendment effective this August 10, 1992.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Secretary                                President


                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------

               AMENDMENT TO EMPLOYMENT AGREEMENT OF ALLEN KORANDA

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Allen Koranda dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendments shall be effective as of the date shown below.

1.   Section 5(a)(iii)(a) shall be revised to read as follows:

     (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase and completes the purchase of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust;

2.   Section 5(a)(iii)(e) shall be revised to read as follows:

     (e) a tender offer is made and completed for 20% or more of the outstanding securities of the Bank or Holding Company.

3.   Section 5(a)(iii)(d) shall be revised to read as follows:

     (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company, and such proxy statement proposal is approved by the shareholders of the Holding Company.

4. Section 6, "Termination for Disability", shall be amended by adding the following new paragraph 6(e):

     (e) For purposes of this section and this Agreement, "disability" shall be defined by reference to its definition contained in the Mid America Federal Savings Bank Employees Profit Sharing Plan.

5.   Section 21, "Payment of Legal Fees" shall be amended to read as follows:

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if the Executive is successful on the merits of such dispute or question pursuant to any legal judgment, arbitration or settlement. Such payments are guaranteed by the Holding Company pursuant to Section 12 hereof.

6. Section 4(d) shall be amended by adding the following sentence at the end of this paragraph:

     "Notwithstanding the previous sentence, however, the Bank may, in its sole discretion, require such payments to be made in a lump sum."

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this December 21, 1993.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Secretary                                President


                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------

               AMENDMENT TO EMPLOYMENT AGREEMENT OF ALLEN KORANDA

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Allen Koranda dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendments shall be effective as of the date shown below.

1.   Section 4(b) shall be revised to read as follows:

     Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of (A) three (3) times the average of the three preceding years compensation paid to the Executive or (B) the compensation payable to the Executive for the remaining term of this Agreement; provided, however, that if the Bank is not in compliance with its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. For purposes of the preceding sentence, compensation shall include only Base Salary plus payments made under the MAF Bancorp Executive Annual Incentive Plan (or such other annual cash incentive plan in effect with respect to years ending prior to July 1, 1993). At the discretion of the Executive, such payments shall be made in a lump sum immediately upon the occurrence of an Event of Termination, subject to only the proviso above or paid monthly during the thirty-six (36) months following the Executive's termination.

2.   Section 5(c) shall be revised to read as follows:

     Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the average of the three preceding years compensation paid to the Executive. For purposes of the preceding sentence, compensation shall include only Base Salary plus payments made under the MAF Bancorp Executive Annual Incentive Plan (or such other annual cash incentive plan in effect with respect to years ending prior to July 1,
     1993). At the discretion of the Executive, such payment may be made in a lump sum immediately upon a Change in Control and termination of employment of Executive or paid monthly during the thirty-six (36) months following the Executive's termination.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective this December 20, 1995.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Secretary                                President

                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------

               AMENDMENT TO EMPLOYMENT AGREEMENT OF ALLEN KORANDA

The undersigned, in consideration of their mutual promises and other good and valuable consideration, hereby agree to amend the Employment Agreement of Allen Koranda dated April 19, 1990, as amended, (the "Agreement"), as shown below. Such amendment shall be effective as of the date shown below.

Section 5(g) shall be revised to read as follows:

Notwithstanding the preceding paragraphs of this Section 5, in the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive by the Bank, any of its affiliates, or any person who acquires ownership or effective control of the Bank or Holding Company or ownership of a substantial portion of the Bank's or Holding Company's assets (within the meaning of Section 280G of the Code, and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is subject to the excise tax imposed by Section 4999 of the Code or any similar successor provision or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then, except in the case of a Deminimus Excess Amount (as described below), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes imposed upon the Gross-Up Payment (including any federal, state and local income, payroll or excise taxes and any interest or penalties imposed with respect to such taxes), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment).

In the event that the amount by which the present value of the Total Payments which constitute "parachute payments" (within the meaning of Section 280G of the Code)(the "Parachute Payments") exceeds three (3) times the Executive's "base amount" (within the meaning of Section 280G of the Code)(the "Base Amount") is less than 3% of the amount determined under Section 5(c) of this Agreement, such excess shall be deemed to be a Deminimus Excess Amount and the Executive shall not be entitled to a Gross-Up Payment. In such an instance, the Parachute Payments shall be reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's Base Amount; provided that such reduction shall not be made unless the Non-Triggering Amount would be greater than the aggregate value of the Parachute Payments (without such reduction) minus the amount of Excise Tax required to be paid by Executive thereon. The reduction required hereby shall be made by reducing the amount payable under Section 5(c) of this Agreement.

All determinations as to the portion, if any, of the Total Payments which constitute Parachute Payments, whether a Gross-Up Payment is required, the amount of such Gross-Up Payment, the amount of any reduction, and any amounts relevant to the foregoing paragraphs of this Section 5(g) shall be made by an independent accounting firm selected by the Bank, which may be the accounting firm then regularly retained by the Bank (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations, regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Bank and the Executive, within five
(5) days of a date of termination, if applicable, or such earlier time as is requested by the Bank or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). Any determination by the Accounting Firm shall be binding upon the Bank and the Executive. As a result of uncertainty in the application of Sections 280G and 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, or as a result of a subsequent determination by the Internal Revenue Service or a judicial authority, it is possible that the Bank should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Bank which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of the Underpayment, the amount of such Underpayment shall be promptly paid by the Bank to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Bank, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Bank, and otherwise reasonably cooperate with the Bank to correct such Overpayment, including repayment of such Overpayment to the Bank.

Effect of Certain Accounting Rules. The Executive acknowledges that it is in the Bank and Holding Company's best interests to remain eligible to account for any business combination into which they may become a party under the "pooling-of-interests" method of accounting. The Bank does not believe that any provision of the foregoing Amendment to Employment Agreement will affect the Bank or Holding Company's ability to so account for any business combination. Due to the uncertainties associated with the accounting rules governing the pooling-of- interests method, however, it is possible that the provisions of this Amendment may impact the Bank or Holding Company's ability to use pooling-of-interests accounting for business combinations. Accordingly, in the event the Board of Directors determines it to be in the best interests of the Bank or Holding Company to account for a business combination under the pooling-of-interests method and, in the written opinion of the Accounting Firm referred to above, if any provision of this Amendment makes a business combination to which the Bank or Holding Company is a party ineligible for pooling-of interests accounting under the provisions of APB Opinion No. 16, as modified or amended, that but for such provision of this Amendment to Employment Agreement would otherwise be eligible for such accounting treatment, then the Bank and Executive agree that the terms of this Amendment shall be rescinded to the extent necessary to enable the business combination to so qualify for such accounting treatment.

IN WITNESS WHEREOF, the parties have executed this Amendment effective this October 26, 1999.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Carolyn Pihera                           Kenneth Koranda
     Secretary                                President

                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------
                                              Allen Koranda

               AMENDMENTS TO MID AMERICA BANK EMPLOYMENT AGREEMENT

SECTION 4(c) SHALL BE REVISED TO READ AS FOLLOWS:
------------------------------------------------

Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive and his or her dependents prior to this termination. Such coverage shall cease upon the earlier of Executive's obtaining similar coverage by another employer or thirty-six (36) months from the date of Executive's termination. In the event the Executive obtains new employment and receives less coverage for life, health or disability, the Bank shall provide coverage substantially identical to the coverage maintained by the Bank for the Executive and his or her dependents prior to termination for a period of thirty-six (36) months from the date of Executive's termination.

SECTION 5(d) SHALL BE REVISED TO READ AS FOLLOWS:
------------------------------------------------

Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for Executive and his or her dependents prior to his severance. Such coverage shall cease upon the earlier of Executive's obtaining similar coverage by another employer or thirty-six (36) months from the date of Executive's termination. In the event the Executive obtains new employment and receives less coverage for life, health or disability, the Bank shall provide coverage substantially identical to the coverage maintained by the Bank for the Executive and his or her dependents prior to termination for a period of thirty-six (36) months from the date of Executive's termination.

IN WITNESS WHEREOF, the parties have executed this Amendment effective this December 20, 2000.

ATTEST:                                  MID AMERICA FEDERAL SAVINGS BANK

By:  /s/ Carolyn Pihera                  By:  /s/   Kenneth Koranda
     -------------------------------          ----------------------------------
     Carolyn Pihera                           Kenneth Koranda
     Secretary                                President

                                         EMPLOYEE


                                         By:   /s/ Allen Koranda
                                              ----------------------------------
                                              Allen Koranda